EXHIBIT 21.1



                           SUBSIDIARIES OF THE COMPANY

    NAME OF SUBSIDIARY                                   STATE OF ORGANIZATION

Atlanta Motor Speedway, Inc.                                  Georgia

Bristol Motor Speedway, Inc.                                  Tennessee

Charlotte Motor Speedway, Inc. ("CMS")                        North Carolina

SPR Acquisition Corporation d/b/a

         Sears Point Raceway                                  California

Texas Motor Speedway, Inc.                                    Texas

600 Racing, Inc., a wholly owned
         subsidiary of CMS                                    North Carolina

Sonoma Funding Corporation                                    California

Speedway Consulting & Design, Inc,
         a wholly owned subsidiary of CMS                     North Carolina

The Speedway Club, Inc., a wholly owned
         subsidiary of CMS                                    North Carolina

INEX Corp., a wholly owned
         subsidiary of CMS                                    North Carolina

Speedway Funding Corporation                                  Delaware

Las Vegas Motor Speedway, LLC                                 Nevada

IMS Systems Limited Partnership                               North Carolina

SMI Systems, LLC                                              North Carolina

Speedway Screen Printing, LLC
         d/b/a Wild Man Industries                            North Carolina

Speedway Systems LLC d/b/a
         Finish Line Events                                   North Carolina


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Oil-Chem Research Corporation                                 Illinois

Sold USA                                                      Delaware